Exhibit 1-2

                   FIRSTENERGY FACILITIES SERVICES GROUP, LLC
                     Consolidated Balance Sheet (Unaudited)
                                 March 31, 2004
                   ------------------------------------------
                                 (In Thousands)

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                        $  10,916
    Receivables:
      Associated companies                                                 463
      Other                                                             85,899
    Material and supplies                                                7,460
    Prepayments and other                                                  948
                                                                      --------
                                                                       105,686
                                                                      --------

INVESTMENTS:
    Nonutility property, net                                            24,596
    Other                                                                1,081
                                                                      --------
                                                                        25,677
                                                                      --------

DEFERRED CHARGES:
    Goodwill                                                            36,471
    Accumulated deferred income tax benefits                            32,382
    Other        5
                                                                      --------
                                                                        68,858
                                                                      --------
         TOTAL ASSETS                                                $ 200,221
                                                                      ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Currently payable long-term debt                                 $     436
    Short-term borrowings                                                  -
    Notes payable to associated companies                               10,934
    Notes payable other                                                  2,632
    Accounts payable
      Other                                                             35,370
      Associated companies                                                 104
x    Accrued taxes                                                       2,227
    Other                                                               15,674
                                                                      --------
                                                                        67,377
                                                                      --------

CAPITALIZATION:
    Common stockholder's equity                                        125,673
    Long-term debt                                                       7,171
                                                                      --------
                                                                       132,844
                                                                      --------


         TOTAL LIABILITIES & CAPITALIZATION                          $ 200,221
                                                                      ========


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                                                                   Exhibit 1-2


                   FIRSTENERGY FACILITIES SERVICES GROUP, LLC
                Consolidated Statement of Operations (Unaudited)
                ------------------------------------------------
                                 (In Thousands)





                                                                   Three Months
                                                                      Ended
                                                                  March 31, 2004
                                                                  --------------

Revenues                                                             $ 84,972

Cost of revenues                                                       76,547
                                                                      -------

Gross margin                                                            8,425

Selling, general and administrative
    expenses                                                           10,340
Depreciation                                                            1,187
                                                                      -------
                                                                       (3,102)

Goodwill impairment                                                         -
Purchase agreement incentive plans                                         33
                                                                      -------

Operating loss                                                         (3,135)

Interest income                                                            95
Interest expense                                                         (190)
Gain on sale of fixed assets                                               22
Other income/(expense), net                                             1,411
                                                                      -------
Total other income                                                      1,338
                                                                      -------

Loss before income taxes                                               (1,797)

Income tax benefit                                                       (726)
                                                                      -------

Net loss                                                             $ (1,071)
                                                                      =======